Exhibit 99.1

CONTACT:

Michael Rogers, Chief Financial Officer

(914) 326-5830

mrogers@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Public Offering

of Convertible Senior Notes Due 2021

ARDSLEY, NY – June 16, 2014 –Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced its intention to offer, subject to market and other conditions, $300 million principal amount of convertible senior notes due 2021 (the “Notes”) pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) today. Acorda also intends to grant the underwriter an option to purchase up to an additional $45 million principal amount of Notes to cover over-allotments, if any.

Acorda intends to use the net proceeds from this offering for general corporate purposes, including to fund possible acquisitions of, or investments in, complementary businesses, products and technologies. Acorda has not entered into any agreements or commitments with respect to any acquisitions or investments at this time.

J.P. Morgan Securities LLC is acting as the sole book-running manager for the Notes offering.

This press release will not constitute an offer to sell or a solicitation of an offer to buy any securities nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The issuer has filed registration statements with the SEC for the offerings to which this communication relates. The offering of Notes will be made only by means of a prospectus and the offering of common stock will be made only by means of a base prospectus and the related prospectus supplement and, in each case, any issuer free writing prospectus that we may authorize in connection therewith. Before you invest, you should read these documents and any other document Acorda has filed with the SEC and incorporated therein for more complete information about Acorda and the respective offerings. You may retrieve these documents for free by visiting EDGAR on the SEC Website at http://www.sec.gov.

Alternatively, copies of the offering documents can be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the intended use of proceeds from the Notes offering. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including Plumiaz (our trade name for Diazepam Nasal Spray), or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market Plumiaz or other products under development; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen Idec in connection therewith; competition, including the impact of generic competition on Zanaflex Capsules revenues; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; failure to comply with regulatory requirements could result in adverse action by regulatory agencies; and the ability to obtain additional financing to support our operations. These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities & Exchange Commission. Acorda may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

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